                                                                      Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2000




Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

             1. Statement of Cash Available for Distribution for the three months ended March 31, 2000:

                  Net Income                                        $   29,000
                  Add:     Depreciation                                 73,000
                           Amortization                                  2,000
                  Less:    Cash to reserves                            (78,000)
                                                                    -----------

                  Cash Available for Distribution                   $   26,000
                                                                    ===========

                  Distributions allocated to General Partners       $    1,000
                                                                    ===========

                  Distributions allocated to Limited Partners       $   25,000
                                                                    ===========

             2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended March 31, 2000:

                        Entity Receiving                              Form of
                          Compensation                              Compensation                          Amount
                  ------------------------------   -------------------------------------------------- ----------------

                  General Partners                 Interest in Cash Available for Distribution        $         1,000

                  WFC Realty Co., Inc.
                  (Initial Limited Partner)        Interest in Cash Available for Distribution                      5



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